CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 25, 2011 on the financial statements of The RAM Funds, comprising of The RAM Small/Mid Cap Fund (the “Fund”), as of November 30, 2010 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statement of Additional Information in this Post- Effective Amendment to The RAM Funds Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
March 25, 2011